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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
QAD Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QAD Inc. 6450 Via Real Carpinteria, California 93013 805-684-6614

May 9, 2003

To All QAD Inc. Stockholders:

        On behalf of the Board of Directors of QAD Inc. ("QAD"), I cordially invite you to attend the annual meeting of stockholders of QAD Inc. to be held at Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California, on June 4, 2003, at 10:00 a.m. Pacific Daylight Time. A Notice of the Annual Meeting of Stockholders, Form of Proxy and a Proxy Statement containing information about the matters to be acted upon at the annual meeting are enclosed.

        At this year's meeting you will be asked to elect three directors and to ratify the selection of the independent auditors. The accompanying Notice of the Annual Meeting and Proxy Statement describe these proposals. We encourage you to read this information carefully.

        Whether in person or by proxy, it is important that your shares be represented at the annual meeting. To ensure your participation in the annual meeting, regardless of whether you plan to attend in person, please complete, sign, date and return the enclosed proxy promptly. If you attend the annual meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your Form of Proxy. If you plan to vote your shares at the meeting, please note the instructions on page 3 of the enclosed Proxy Statement.

        We look forward to seeing you at the annual meeting.

Sincerely,
Karl F. Lopker Chief Executive Officer

QAD, Inc.
6450 Via Real
Carpinteria, California 93013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 4, 2003
10:00 a.m. Pacific Daylight Time

To the Stockholders of QAD Inc.:

        NOTICE is hereby given that the annual meeting of stockholders of QAD Inc., a Delaware corporation, will be held:

  Time: Wednesday, June 4, 2003, 10:00 a.m. Pacific Daylight Time

  Place: Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California 93103

  Purposes:

  1.
  To elect three Directors in Class II to hold office until the annual meeting of stockholders in 2006;

  2.
  To ratify the appointment of independent auditors; and

  3.
  To conduct other business if it is properly raised.

        The items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record on May 1, 2003 may vote at the meeting.

        Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

By Order of the Board of Directors
Roland B. Desilets Secretary

Carpinteria, California
May 9, 2003

QAD Inc.
6450 Via Real
Carpinteria, CA 93013

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of QAD is using this Proxy Statement to solicit proxies from the holders of QAD Inc. common stock to be used at the Annual Meeting of Stockholders. This meeting will be held on June 4, 2003 at 10:00 a.m. Pacific Daylight Time. We are first mailing this Proxy Statement and the accompanying form of proxy to QAD stockholders on or about May 9, 2003.

Matters relating to the annual meeting:

Time and Place of Meeting:	June 4, 2003 10:00 a.m. Pacific Daylight Time Fess Parker's DoubleTree Resort 633 East Cabrillo Street Santa Barbara, California 93103
Record Date:	May 1, 2003
Outstanding Shares Held on Record Date:	34,903,790 shares of common stock
Shares Entitled to Vote:	31,660,633 shares of common stock (excludes 3,243,157 shares held in QAD's treasury)
Quorum Requirement:
A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote at the meeting is a quorum.

Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by QAD in its treasury do not count toward a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.
Shares Owned of Record by QAD Officers and Directors on May 1, 2003:	21,159,595 shares of common stock. In total, these shares represent approximately 67% of the voting power of QAD's common stock.
These individuals have indicated that they will vote in favor of the proposals recommended by QAD's board.

Annual Report:
The annual report to stockholders that accompanies this Proxy Statement is not proxy soliciting material. If you would like an additional copy, please contact QAD at the address set forth below for company contact.
Company Contact:	Stockholders may obtain a copy of this report, without charge, by visiting our website at www.qad.com or by writing or calling:
QAD Inc. 6450 Via Real Carpinteria, California 93013 Attn: Investor Relations
Phone number: 805-566-5139
The proposals:
ITEM I:	To elect three Directors in Class II to hold office until the annual meeting of stockholders in the year 2006.
ITEM II:	To ratify the appointment of KPMG LLP as independent auditors of QAD for the 2004 fiscal year.
ITEM III:	To conduct other business if it is properly raised.
Vote necessary to approve the proposals:
ITEM I, Election of Directors:	Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy.

This means that the director nominees with the most affirmative votes are elected to fill the available seats. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the vote.
Because three directors are up for election, the three nominees with the greatest number of votes will be elected to fill the vacancies.
ITEM II, Ratification of Independent Auditors:
Ratification of the selection of KPMG LLP as QAD's independent auditors for the 2004 fiscal year requires a majority of the votes cast by holders of the common stock. Abstentions have no effect on the vote.

        Under New York Stock Exchange rules that govern most brokers, if your broker holds your shares in its name, your broker is permitted to vote your shares on Items I and II even if it does not receive voting instructions from you.

  Proxies

        Voting Your Proxy.    You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. See "Voting in person" below.

        Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy will vote your shares as you have directed. You may vote for, or withhold authority to vote for, the QAD director nominees. You may also vote for or against the other proposal or abstain from voting.

        If you submit your proxy but do not make specific choices, your proxy will follow the board's recommendations and vote your shares:

  •
  "FOR" the election of the three director nominees

  •
  "FOR" the ratification of KPMG LLP as the independent auditors for QAD's 2004 fiscal year

  •
  "FOR" any proposal by the QAD board or stockholders to adjourn the annual meeting

  •
  in his or her discretion as to any other business as may properly come before the annual meeting.

        Revoking Your Proxy.    You may revoke your proxy before it is voted by:

  •
  submitting a new proxy with a later date,

  •
  notifying the Company's Secretary in writing at the address provided before the meeting that you have revoked your proxy, or

  •
  voting in person at the meeting.

        Voting in person.    If you plan to attend the June 4, 2003 meeting and wish to vote in person, we will give you a ballot at the meeting. If you wish to attend such meeting in person, you should bring the admission ticket that accompanies the proxy card. You may also be requested to present documents for the purpose of establishing your identity. In addition, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 1, 2003, the record date for voting.

        People with disabilities.    We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of the Company at least two weeks before the meeting at the number or address on the second page of this Proxy Statement.

        Voting.    Independent inspectors count the votes.

        Proxy solicitation.    QAD will bear the expense of proxy solicitations. The solicitation is being made by mail and may also be made by telephone, facsimile or personally by directors, officers, and regular employees of QAD who will receive no extra compensation for their services. QAD will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of QAD common stock. The extent to which these proxy solicitation efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay.

Other Business; Adjournments

        We are not currently aware of any other business to be acted upon at the meeting. If, however, other matters are properly brought before the meeting, or any adjourned meeting, your proxy will have the right, in his or her discretion, to vote or act on those matters according to his or her best judgment.

        Adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Adjournments may be made for the purpose of, among other things, soliciting additional proxies.

ELECTION OF DIRECTORS
(ITEM I)

        In November 2002, the board was expanded from six to seven members. At that time, Mr. Larry J. Wolfe was appointed a member of the Board of Directors. He serves on the Audit Committee, filling a position previously occupied by Mr. Jeffrey Lipkin. Mr. Lipkin remains a member of the Board. Mr. Wolfe also serves on the Compensation and Strategy Committees of the Board.

        In February 2003, Mr. Koh Boon Hwee, a member of the Board of Directors of QAD since 1997, resigned his position on the QAD Board of Directors and accepted a position as a consultant to the Board and management. Mr. A. Barry Patmore was appointed to replace Mr. Koh on the Board. Mr. Patmore serves on the Audit and Strategy Committees of the Board.

        Under QAD's certificate of incorporation, the Board of Directors is divided into three classes of directors, with each class having a number of directors as nearly equal in number as possible and with the terms of each class expiring in a different year.

        The members of the board serve for three years. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting for three-year terms. The term of office of the two previously elected directors in Class II will expire at this annual meeting. Mr. Wolfe was appointed as a director in Class II and will therefore also be up for election at this meeting. Mr. Patmore is a director in Class III and will be up for election in 2004.

        Three directors have been nominated for election to three-year terms expiring at the annual meeting in 2006. The terms of the other directors will continue as indicated below in the subsection entitled "Incumbent Directors Not Standing for Election."

        The ages of the directors are as of March 31, 2003.

        Valid proxies received will be voted, unless contrary instructions are given, to elect the three nominees named in the following table to Class II of the Board of Directors. Should any nominee decline or be unable to accept the nomination to serve as a director, an event that we do not currently anticipate, your proxy will have the right, in his or her discretion, to vote for a substitute nominee or nominees designated by the Board of Directors, to the extent consistent with the QAD certificate of incorporation and its bylaws.

        THE BOARD RECOMMENDS YOU VOTE "FOR" THE THREE NOMINEES LISTED BELOW.

Nominees for Director

        The nominees for director to be elected by the stockholders are currently members of the board. If elected, the nominees will hold office until the Annual Meeting of Stockholders in 2006, in the capacity as specified in the table and until their successors are duly elected and qualified.

Nominees for Director to Hold Office Until 2006	Age	Director Since	Position with the Company	Committees
Karl F. Lopker	51	1981	Chief Executive Officer	Compensation
Pamela M. Lopker	48	1981	Chairman of the Board and President	None
Larry J. Wolfe	52	2002	Director	Audit, Compensation, Strategy

Information Concerning the Nominees for Election and the Other Incumbent Directors

        Set forth below is information with respect to the three nominees for election to the Board of Directors who are standing for election at the 2003 annual meeting.

  KARL F. LOPKER

        Karl F. Lopker has served as a director and the chief executive officer of QAD since joining QAD in 1981. Mr. Lopker was founder and president of Deckers Outdoor Corporation from 1973 to 1981. Mr. Lopker is certified in Production and Inventory Management at the Fellow level by the American Production and Inventory Control Society. Mr. Lopker studied Electrical Engineering and Computer Science at the University of California at Santa Barbara. Mr. Lopker is married to Pamela M. Lopker.

  PAMELA M. LOPKER

        Pamela M. Lopker founded QAD in 1979 as an unincorporated business and has been chairman of the board and president since QAD's incorporation in 1981. Prior to founding QAD, Ms. Lopker served as a senior systems analyst for Comtek Research from 1977 to 1979. Ms. Lopker is certified in Production and Inventory Management by the American Production and Inventory Control Society. Ms. Lopker earned a Bachelor of Arts degree in Mathematics from the University of California at Santa Barbara. Ms. Lopker is married to Karl F. Lopker.

  LARRY J. WOLFE

        From 1987 until his retirement in 2001, Mr. Wolfe served at Intuit Inc., and certain predecessor companies, most recently as senior vice president in the tax division. Prior to that, Mr. Wolfe was a managing partner at two accounting firms—from 1985 to 1987 at Wolfe & Co., and from 1979 to 1985 at Strand Wolfe & Lutton—providing a wide variety of accounting, auditing, tax and consulting services. He began his career in 1974 at the accounting firm of Haskins & Sells, which subsequently became Deloitte, Haskins & Sells, and later became Deloitte & Touche. Mr. Wolfe is a former board member of both the San Diego Software Industry Council and of NetCreate Inc. He holds a B.S. degree in Business Administration from the University of Southern California.

Incumbent Directors Not Standing for Election

        The following section sets forth information about the other four members of the Board of Directors. None of these directors are up for election at the 2003 annual meeting, and each will be up for election at the annual meeting to be held in the year set forth below.

Directors to Hold Office Until 2004	Age	Director Since	Committees
Peter R. van Cuylenburg	55	1997	Audit (Chairman), Compensation
A. Barry Patmore	62	2003	Audit, Strategy (Chairman)
Directors to Hold Office Until 2005
Jeffrey A. Lipkin	57	1999	None
A.J. "Bert" Moyer	59	2000	Compensation (Chairman)

Set forth below is information with respect to the incumbent directors who are not standing for election at the 2003 annual meeting.

  PETER R. VAN CUYLENBURG

        Peter R. van Cuylenburg was appointed an outside director in November 1997. Dr. van Cuylenburg served as President and Chief Operating Officer of InterTrust Technologies Corporation and later as advisor to its Chairman between October 1999 and December 2000. Prior to that, Dr. van Cuylenburg served as president of Quantum Corporation's DLTtape and Storage Systems Group from September 1996 to October 1999. He also serves as Director and Executive Chairman of SealedMedia Ltd; as Director and Non-Executive Chairman of Anadigm Ltd.; as Director and Non-Executive Chairman of Transitive Technologies Ltd., and as Director and Non-Executive Chairman of Elixent Ltd.; all privately-held companies, as well as Director of JNI Inc (JNIC) and Peregrine Systems Inc (PRGNQ). Past board memberships include ClearSpeed Technologies Group plc, Mitel Corporation, Dynatech Corporation, NeXT Computer, Inc., and Cable and Wireless plc. Dr. van Cuylenburg's career includes executive posts at Xerox Corporation, NeXT Computer, Inc., Cable and Wireless plc., and Texas Instruments, in the U.K., U.S. and France. Dr. van Cuylenburg holds a Diploma in Electrical Engineering from Bristol Polytechnic and an Honorary Doctorate of Technology from Bristol Polytechnic.

  A. BARRY PATMORE

        Mr. Patmore's career with Accenture (formerly Andersen Consulting) extended from 1965 to 1999. His responsibilities included serving as managing partner of Southern California, global managing partner—business process competency, and managing partner of service lines for the communication industry. Since 2000, Mr. Patmore has served as a management consultant and interim CIO at Children's Hospital Los Angeles, directing strategic IT planning and outsourcing. Previously, Mr. Patmore was a venture partner at Brentwood Venture Capital specializing in business-to-business enterprises and software companies. He is a board member for LetsTalk.com and Ascendent Telecommunications. He also serves on the boards of Mount St. Mary's College, Harvey Mudd College and Children's Institute International. He holds a bachelor's degree from the University of British Columbia and an MBA from Columbia University, New York.

  JEFFREY A. LIPKIN

        Mr. Lipkin was founder in 1989, and has continued as a general partner, of Recovery Equity Investors ("REI") I and II, which have over $200 million in institutional funds under management for growth investments and turnarounds. The bulk of the funds have been deployed in twenty-five transactions in a variety of industries including asset-based lending (The Foothill Group), construction equipment (CMI Corporation), electronics, telecommunications, fashion jewelry, and information services. Mr. Lipkin is a former director of the Chadmoore Wireless Group, The Foothill Group, and CMI Corporation. Mr. Lipkin holds a B.A. in Physics from Harvard College and a J.D. from Harvard Law School.

  Stockholders' Agreement

          Pursuant to a Stock Purchase Agreement dated as of December 23, 1999 (the "Stock Purchase Agreement"), by and among QAD Inc., Pamela M. Lopker, Karl F. Lopker, The Lopker Living Trust Dated March 23, 1993, (the "Lopker Trust") and Recovery Equity Investors II, L.P., a Delaware limited partnership ("REI II"), REI II purchased from the Lopker Trust 444,445 shares and from QAD 2,333,333 shares of QAD common stock, respectively (collectively, the "REI II Shares"), and from QAD a warrant exercisable for an aggregate of 225,000 shares (subject to adjustment as provided in the warrant) of QAD common stock at an exercise price of $7.50 per share (subject to adjustment as provided in the warrant).

          In connection with the Stock Purchase Agreement, the same parties entered into a Stockholders' Agreement also dated as of December 23, 1999 (the "Stockholders' Agreement"). Pursuant to the Stockholders' Agreement, as long as REI II holds at least 50% of the REI II Shares, REI II may designate one person for election to the Board of Directors of QAD. Each person designated by REI II for election to the board shall be included in the slate of nominees recommended by the board of QAD for election as directors at the appropriate annual meeting. The Lopkers, and the Lopker Trust, have agreed to take such actions as are necessary to nominate and elect REI II's designee.

          In connection with the Stock Purchase Agreement, QAD granted to REI II certain "demand" and "piggyback" registration rights pursuant to a Registration Rights Agreement also dated December 23, 1999.

          Including the 225,000 shares of common stock issuable upon exercise of its warrant, REI II currently holds beneficial ownership of 3,002,778 shares of our common stock. Pursuant to the Stockholders' Agreement, Jeffrey A. Lipkin is REI II's designee for election to the Board for so long as he is general partner of REI II's general partner.

  A.J. "BERT" MOYER

        Mr. Moyer served as Executive Vice President and Chief Financial Officer for QAD from March 1998 until February 2000. He served as president of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Between September 2000 and February 2002, Mr. Moyer, in addition to his board duties, was engaged as a consultant to QAD, assisting in the Sales Operations of the Americas Region. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan, a specialty pharmaceutical company based in Irvine, California. Mr. Moyer serves on the boards of EarthShell Corporation and Collectors Universe, Inc. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University. He graduated from the Advanced Management Program at the University of Texas, Austin.

Compensation of Directors

        During the September 2002 board meeting, the directors approved a compensation plan effective from the beginning of fiscal year 2003 for the non-employee board members. Under the plan, non-employee board members receive (1) an annual retainer fee of $20,000 paid in four equal quarterly installments at the beginning of each fiscal quarter; (2) a grant of stock options for 15,000 shares of QAD common stock subject to annual vesting in equal amounts over a period of three years with a grant date of the date of the annual stockholder meeting of the Company; and (3) certain limited committee participation fees. Options granted to existing board members for fiscal year 2003 have a grant date, and exercises price, effective September 24, 2002, and vest in three equal amounts with the vesting date for the first portion being June 6, 2003, the vesting date for the second portion being June 6, 2004, and the vesting date for the final portion being June 6, 2005.

        Under the plan, any newly appointed board member receives a grant of stock options for 30,000 shares of the Company upon joining the board, subject to annual vesting in equal amounts over a period of three years with an annual vesting date of the date of the option grant, or as otherwise determined by the board at the time the new board member is appointed.

        During the March 18, 2003 board meeting, the board approved certain changes to the board member compensation plan, primarily with respect to compensation for the newly formed Strategy Committee, as well as with respect to membership and participation in the Audit and Compensation Committees, and participation in board meetings. In addition to the $20,000 annual retainer fee, non-employee board members are compensated for committee and board meeting participation as described below.

        Non-employee board members receive a participation fee of $1,000 for each board meeting they attend in excess of five (5) meetings per fiscal year, payable at the end of each fiscal quarter.

        Audit Committee members receive a participation fee of $1,000 for each committee meeting they attend in excess of five (5) meetings per fiscal year, payable at the end of each fiscal quarter. In addition to the Audit Committee participation fee, the Audit Committee Chairman receives an annual retainer of $10,000 and the other Audit Committee members receive an annual retainer of $5,000 payable in four equal quarterly installments at the end of each fiscal quarter.

        Compensation Committee members receive a participation fee of $500 for each committee meeting they attend in excess of four (4) meetings per fiscal year, excluding Compensation Committee meetings held on the same day as full board meetings, payable at the end of each fiscal quarter. The Compensation Committee Chairman receives an annual retainer of $6,000 in addition to the Compensation Committee participation fee, payable in four equal quarterly installments at the end of each fiscal quarter.

        The Strategy Committee Chairman receives an annual retainer of $20,000, and the other Strategy Committee members receive an annual retainer of $10,000, payable in four equal quarterly installments at the end of each fiscal quarter.

        This compensation plan does not apply to any board member who owns or exercises significant control over a number of shares of stock in the Company that exceeds five percent (5%) of the then current outstanding shares in the Company.

        Directors are reimbursed for direct expenses relating to their activities as members of the Board of Directors. Pursuant to QAD's 1997 Stock Incentive Program, directors are eligible to participate in the Nonqualified Stock Option Plan and the Restricted Share Plan and directors who are not employees may participate in the Non-Employee Director Stock Option Plan. Upon joining QAD's board in 1997, Mr. Koh and Dr. van Cuylenburg each received a nonqualified stock option for 15,000 shares of common stock. QAD also granted to Mr. Koh and Dr. van Cuylenburg a nonqualified stock option for 7,500 shares each in fiscal 1999. The grant date of the first 15,000-share option to each director was the date of the director's appointment to the Board of Directors. The grant date of the second option was the first anniversary of the director's appointment as a director. QAD has also granted to Mr. Koh and Dr. van Cuylenburg additional options, each to acquire 7,500 shares of common stock, in fiscal 2000, on the second anniversary of each director's appointment. All of the options vest in four equal installments on each of the first through fourth anniversaries of the respective grant dates. QAD intends to continue to make awards under the 1997 Stock Incentive Program to each non-employee director upon election to the board.

        In October 1998, QAD's board adopted a stock grant plan to supplement stock option grants to non-employee directors. The plan provided that each non-employee director be granted 7,500 shares annually, in four quarterly installments of 1,875 shares each. The installments were made at the beginning of each calendar quarter, subject to each non-employee director purchasing at least a corresponding number of shares in the open market. For every share purchased, one share was granted, up to 1,875 shares per quarter. A director might accumulate the rights under the plan for up to three-quarters per year, but all purchases must occur before the end of each year of the plan. In addition, each non-employee director must agree that the shares purchased or granted would be held for three years from the purchase date. If the non-employee director's status is terminated prior to the expiration of the three-year period, except for death or a change in control of QAD, the shares which were granted that are not vested will be forfeited to QAD, but the shares that had been purchased or vested would continue to be owned by the non-employee director. The plan commenced as of the fiscal quarter beginning November 1, 1998, and ended October 31, 1999. During the time the plan was in effect, both Mr. Koh and Dr. van Cuylenburg purchased 7,500 shares each and were granted a corresponding 7,500 shares as provided under the plan. At the February 4, 2000, board meeting, the disinterested directors approved a renewal of the plan effective as of October 8, 1999 for a period of one year with certain revisions. The revisions exclude directors who hold or manage a share position in QAD of more than 5% of the outstanding shares and grant the shares in three installments. As of April 9, 2000, Dr. van Cuylenburg purchased 7,500 shares and was granted the corresponding 7,500 shares as prescribed under the renewal of the plan.

        At the March 21, 2001 board meeting, the directors (with the non-employee directors abstaining) approved a renewal of the plan for fiscal year 2002 with certain revisions. The revisions included increasing the share grant from 7,500 to 15,000 shares per non-employee director per year and clarifying that the plan is operated under the Restricted Share Plan. At the end of that fiscal year, the directors who did not participate in the plan evaluated the effectiveness of the plan to determine whether it should be renewed or revised. As of December 31, 2001, Dr. van Cuylenburg purchased 15,000 shares and was granted the corresponding 15,000 shares as prescribed under the renewal of the plan.

        For a short time during fiscal 2001, and for all of fiscal 2000, Mr. Moyer served as the chief financial officer of QAD. In association with that service, he received a salary in fiscal 2001 of $47,333, a cash bonus of $13,796, relocation reimbursement of $2,934, vesting of a stock award valued at $76,671 at the time of vesting and a vacation payout at the time of his employment termination of $18,025. Subsequent to his resignation as CFO, Mr. Moyer was appointed to the Board of Directors. In September 2000, Mr. Moyer was engaged by QAD as a consultant to manage certain sales activities, primarily in North America. In association with that work, during fiscal 2001, Mr. Moyer was paid $91,500 and during fiscal year 2002, Mr. Moyer was paid $297,524. During fiscal year 2003, Mr. Moyer served as a consultant to QAD on certain strategic matters, including primarily advising on the TRW acquisition. In association with that work, Mr. Moyer was paid $60,000, as well as certain related travel expenses. Mr. Moyer is no longer engaged by QAD as a consultant.

Board of Directors

        During fiscal year 2003, the Board of Directors held four regularly scheduled meetings and acted by unanimous written consent on six occasions. During fiscal year 2003, all directors attended all board meetings except Mr. Koh who attended two of the four board meetings. In addition to attending meetings, directors also discharge their responsibilities by review of company reports to directors, visits to company facilities, and correspondence and telephone conferences with executive officers and others regarding matters of interest and concern to QAD.

Board Committees

        The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board. There are currently three committees: (1) Audit, (2) Strategy, and (3) Compensation. The committees are described in the following paragraphs.

  Audit Committee

  Composition:

        From the beginning of fiscal year 2003, i.e. February 1, 2002, until November 2002, the Audit Committee was composed of the following three directors:

    Dr. van Cuylenburg (Chair)
    Mr. Koh
    Mr. Lipkin

        Upon his election to the board in November 2002, Mr. Wolfe became a member of the Audit Committee and Mr. Lipkin resigned from the Audit Committee. In February 2003, Mr. Patmore was appointed to the board and became a member of the Audit Committee and Mr. Koh resigned from the board and accepted a role as a consultant to the board and to management. The current composition of the Audit Committee is:

    Dr. Van Cuylenburg (Chair)
    Mr. Wolfe
    Mr. Patmore

  Attendance:

        Each of the directors on the Audit Committee is "independent" as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee met on five occasions during fiscal 2003. During fiscal 2003, Dr. van Cuylenburg attended all five committee meetings. Mr. Lipkin attended all four meetings that occurred during his tenure on the Audit Committee. Mr. Koh attended three of the five Audit Committee meetings, including the meeting to review the fiscal year 2002 annual results. Mr. Wolfe attended the one Audit Committee meeting that he was eligible to attend during fiscal year 2003.

  Duties:

        In addition to participating in meetings, the members of the committee discharge their duties by phone, e-mail, fax and other communication as appropriate. The primary purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities including, but not limited to, monitoring the integrity of our financial reporting process and systems of internal controls, monitoring the independence and performance of our independent auditors and providing an avenue of communication among the independent auditors, management and the board. In fulfilling this purpose, the Audit Committee performs the functions specified in the Charter of the Audit Committee of the Board of Directors. In March 2003, the Audit Committee adopted a new Audit Committee Charter, a copy of which is attached hereto as Exhibit A.

        In addition to its regular activities, the committee is available to meet on call of the independent auditors, chief financial officer or internal auditor whenever a special situation arises.

  Audit Committee Report

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements contained in the Annual Report on Form 10-K for fiscal year 2003, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and acceptability of QAD's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee received from the independent auditors the formal written statements disclosing that they are not aware of any relationships between the auditors and QAD that, in their professional judgment, may reasonably be thought to bear on their independence, consistent with Independence Standards Board Standard Number 1, "Independence Discussions with Audit Committees," and reviewed and discussed with the independent auditors all relationships the auditors have with QAD to determine and satisfy itself regarding the auditor's objectivity and independence. The Audit Committee has also considered whether the provision of other non-audit services by the independent auditors to QAD and the fees and costs billed and expected to be billed by the independent auditors for those services are compatible with maintaining their independence.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States, including those described in Statement of Auditing Standards No. 61, as amended "Communication with Audit Committees".

        The Audit Committee discussed with our chief financial officer and the independent auditors the overall scope and plans for the audit by the independent auditors. At each meeting since July 2002, the Audit Committee met with the independent auditors without management present to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. At each meeting since July 2002, the committee also met with the Chief Financial Officer, without the rest of management or the auditors present, to discuss our internal controls and the overall quality of our financial reporting.

        In October 2002, management formed a Compliance Committee of certain executive officers to oversee the Company's compliance with its obligations related to certification of appropriate disclosure and internal controls. The Compliance Committee implemented a set of procedures to oversee such compliance, including a requirement that certain members of management sign certifications each fiscal quarter that, to their knowledge, the results of their operations are fairly presented and they have appropriate internal controls in place. The Compliance Committee has reported its findings to the Audit Committee in each of the last two fiscal quarters of fiscal year 2003.

        In March 2003, the Audit Committee approved the implementation of complaint procedures for handling reports by employees of potential financial improprieties by the Company. QAD has engaged a third party firm to handle such complaints, review them with the QAD internal auditors, and report them to the Audit Committee.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year 2003 for filing with the Securities and Exchange Commission.

        The committee also recommended to the Board of Directors, and the Board of Directors approved, subject to stockholder ratification, the appointment of KPMG LLP as our independent auditors for fiscal year 2004.

                      AUDIT COMMITTEE:
                      Peter R. van Cuylenburg (Chair)
                      Larry J. Wolfe
                      A. Barry Patmore

The information contained in the report above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent that QAD specifically incorporates it by reference in such filing.

  Independent Auditor's Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for fiscal year 2003 and fees billed for other services rendered by KMPG LLP.

2003
(in thousands)
Audit fees	$768
Audit related fees	—

Audit and audit related fees	768
Tax fees (1)	94
All other fees	—

Total fees	$862

(1)
Tax fees consisted of fees for tax consultation and tax compliance services.

  Nominating Committee

        The board does not have a formal nominating committee. The board undertakes such responsibilities as a whole. Mr. Moyer led the search efforts for additional board members in the past year. The board nominated Mr. Wolfe and appointed him by unanimous written consent in November 2003. During the February 2003 board meeting, the board nominated, and unanimously elected, Mr. Patmore. See also, "Information Concerning the Nominees for Election and the Other Incumbent Directors."

  Strategy Committee

  Composition:

        In February 2003, the board determined that it was appropriate to form a new committee to address strategic business issues for the Company. Accordingly, it formed the Strategy Committee and adopted the Strategy Committee Charter, a copy of which is attached hereto as Exhibit B. The members of the Strategy Committee are not employees of QAD. The Strategy Committee is composed of the following directors:

    Mr. Patmore (Chair)
    Dr. van Cuylenburg
    Mr. Wolfe

  Compensation Committee

  Composition:

        The Compensation Committee is comprised of up to four members of the Board of Directors. Pursuant to the Compensation Committee Charter, adopted in June 2002, a copy of which is attached hereto as Exhibit C, as long as QAD's common stock remains publicly traded, the Compensation Committee must consist of at least two members who qualify as (i) "Non-Employee Directors" under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) as Outside Directors" under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee during fiscal year 2003 was composed of the following directors:

    Mr. Moyer (Chair)
    Dr. van Cuylenburg
    Mr. Koh
    Mr. Lopker

        In February 2003, Mr. Wolfe was appointed to the Compensation Committee and Mr. Koh resigned from the QAD Board of Directors and accepted a role as a consultant to the board and to management. The current composition of the Compensation Committee is:

    Mr. Moyer (Chair)
    Dr. van Cuylenburg
    Mr. Wolfe
    Mr. Lopker

  Attendance:

        The Compensation Committee met on four occasions during fiscal year 2003. During fiscal 2003, all committee members, except Mr. Koh, attended all committee meetings. Mr. Koh attended two of the four Compensation Committee meetings. In addition to participating in meetings, the members of the committee discharge their duties by phone, e-mail, fax and other communication as appropriate.

  Duties:

        The Compensation Committee establishes and reviews at least annually QAD's general compensation policies for its executive officers, including the relationship of the Company's performance to executive compensation. The Compensation Committee also reviews and approves the level of compensation, including salaries, fees, benefits and executive incentive plans of the executive officers of the Company. In addition, the Compensation Committee is responsible for administering the stock compensation plans adopted by the Company. The Compensation Committee also reviews the compensation of the members of the Board of Directors and other employee compensation and benefit issues.

        Mr. Lopker is recused from all matters involving QAD's chairman of the board and president and the chief executive officer and he does not participate in approving grants or awards under the QAD Inc. 1997 Stock Incentive Program to persons who are subject to Section 16 of the Exchange Act. During fiscal year 2003, a sub-committee of the Compensation Committee composed of Messrs. Koh, Moyer and van Cuylenburg administered and made all ongoing determinations concerning matters relevant to grants or awards under the stock incentive program to persons who were subject to Section 16 of the Exchange Act.

  Compensation Committee Interlocks and Insider Participation

        Messrs. Moyer, van Cuylenburg, Wolfe and Lopker currently are members of the Compensation Committee. Mr. Lopker is the chief executive officer of QAD. During fiscal year 2003, Mr. Moyer served as a paid consultant to QAD on certain strategic matters, including primarily advising on the TRW acquisition. Mr. Moyer is no longer engaged by QAD as a consultant. No other interlocking relationships exist between the Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Board Compensation Committee Report on Executive Compensation

        The Compensation Committee believes that the compensation levels of QAD's executive officers, who provide leadership and strategic direction, should consist of (i) base salaries that are commensurate with executives of other comparable software companies and (ii) cash bonus opportunities based on achievement of Company objectives. These objectives are set by the Compensation Committee with respect to the chairman and president and chief executive officer and they are set by the chairman and the chief executive officer, in consultation with the Compensation Committee, for the other executive officers. The Compensation Committee also believes that it is important to provide executive officers with significant stock-based incentive compensation, which increases in value in direct correlation with improvement in the performance of the common stock, thereby aligning management's interest with those of the stockholders.

        The Compensation Committee considers the following factors (ranked in order of importance) when determining compensation of executive officers: (i) QAD's performance measured by attainment of specific strategic objectives and operating results, (ii) the individual performance of each executive officer, including the achievement by the executive (or the executive's functional group) of identified goals, and (iii) historical cash and equity compensation levels at comparable companies and at QAD.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1,000,000 paid to the company's chief executive officer and its four other most highly compensated executive officers, unless the plan and awards pursuant to which any portion of the compensation is paid meet certain requirements. The QAD Inc. 1997 Stock Incentive Program includes provisions that will enable QAD to meet those requirements if it becomes necessary. Because the Compensation Committee has not yet been and does not anticipate being faced in the near future with compensation levels that are affected by Section 162(m), the Compensation Committee has not yet determined that meeting those requirements will necessarily be in the best interest of QAD.

  Cash Compensation

        The base salaries of the executive officers are generally set at the time of their initial hiring, subject to possible changes in future periods at the discretion of QAD.

        As stated above, the compensation of executive officers is also based in part upon corporate performance, individual performance and comparative industry compensation levels. Each year, management establishes a performance plan with the Compensation Committee. Generally, all bonus plans include a portion based upon the individual employee's performance according to the employee's duties and responsibilities. In addition, the annual bonus plan for many employees includes a portion based upon overall corporate performance and sets forth overall goals that must be achieved by QAD in order for the employee or executive to receive this portion of their bonus.

        For fisca1 year 2003, the Compensation Committee set the overall corporate goals for the corporate portion of the bonus plan to focus exclusively on QAD's financial performance. The financial performance criteria for this portion of the bonus plan are set forth below, as well as the proportional weighting associated with each of the criteria. The board established goals associated with each of the criteria. Meeting a goal would result in payment of exactly the proportion of corporate bonus payment set forth below. Exceeding the goal could result in a higher proportional bonus payment. The criteria and associated weighting were:

  •
  revenue—40%;

  •
  contribution margin—40%; and

  •
  the accounts receivable collection period—20%.

        QAD exceeded the target for the accounts receivable collection period, but did not meet the targets for revenue and contribution margin criteria established by the committee for fiscal year 2003. As such, no portion of the corporate bonus associated with revenue and contribution margin was paid. Contribution margin is an internal financial measure defined as revenue less cost of revenue and operating expenses, excluding items such as intangible amortization and bad debt expense. However, due to the exceptional results with respect to accounts receivable, 26% of the potential corporate portion of the bonus plan was paid to the employees and executives covered by the program. Some bonuses were also paid to executives based on individual performance goals for fiscal year 2003.

        Bonus compensation for each of the executive officers named in the Summary Compensation Table that follows, except for Ms. Lopker and Mr. Lopker, was determined based on a formula that tied the target bonus objective (which in most instances is established as a percentage of base salary) to the achievement by QAD of the overall corporate goals described above (not all of which were met in fiscal 2003) and to the achievement of specified individual or functional area goals. Under this formula, the executive officers' bonus amounts could be greater or less than the target bonus objective based on QAD's and the executives' performance against such goals. On average, the Compensation Committee believes the cash compensation for the executive officers is comparable to industry salary and bonus levels.

        Ms. Lopker and Mr. Lopker participated in a bonus plan based on meeting revenue targets, return on equity targets, and share price targets. The performance criteria established for fiscal year 2003 for Ms. Lopker and Mr. Lopker were not achieved by them and neither of them received a bonus for fiscal year 2003.

  Equity Compensation

        The Compensation Committee or a subcommittee consisting of the non-employee members of the Compensation Committee administers and authorizes all grants and awards made under the 1997 Stock Incentive Program to persons who are subject to Section 16 of the Exchange Act. The Compensation Committee, or a subcommittee consisting solely of the CEO, administers and authorizes all grants and awards made under the 1997 Stock Incentive Program to persons who are not subject to Section 16 of the Exchange Act provided that, in the case of the subcommittee comprised solely of the CEO, such grants and awards must be within the guidelines previously approved by the Compensation Committee. In some instances, awards are authorized for new employees as incentives to join QAD. In determining whether and in what amount to grant stock options or other equity compensation to executive officers in fiscal year 2003, the program administrators considered the amount and date of vesting of currently outstanding incentive equity compensation granted previously to each of the executive officers. The Compensation Committee believes that continued grants of equity compensation to key executives is an important tool to retain and motivate exceptionally talented executives who are necessary to achieve our long-term goals, especially at a time of significant competition and other challenges in our industry.

        During fiscal year 2003, the non-employee members of the Compensation Committee approved grants of equity compensation to the executive officers named in the following Summary Compensation Table who received grants and the committee also approved grants of equity compensation to other executive officers, consistent with the Board of Directors' and the Compensation Committee's overarching policy of granting equity compensation to key executives and to employees in general.

                      THE COMPENSATION COMMITTEE:

                      A.J. "Bert" Moyer (Chair)
                      Peter R. van Cuylenburg
                      Larry J. Wolfe
                      Karl F. Lopker

The information contained in the report above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent that QAD specifically incorporates it by reference in such filing.

Executive Compensation

        The following table and discussion summarizes the compensation of the chief executive officer, the president, each of the four other most highly compensated executive officers and two additional individuals (the "Named Executive Officers"). Pursuant to Exchange Act rules, QAD has listed the two additional individuals as those for whom disclosure would have been provided as one of the four most highly compensated executive officers, but for the fact that the individuals were not executive officers at the end of fiscal year 2003.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation Awards
	Annual Compensation
								Securities Underlying Options/SARs (#)(D)
Name and Principal Position (A)	Fiscal Year	Salary ($)	Bonus ($)(B)		Other Annual Compensation ($)(C)		Restricted Stock Awards ($)			All Other Compensation ($)(E)
Karl F. Lopker Chief Executive Officer	2003 2002 2001	200,000 200,000 185,333	— 25,000 —		5,878 5,358 5,103		— — —	— — —		5,625 5,100 5,022
Pamela M. Lopker Chairman of the Board and President	2003 2002 2001	200,000 200,000 185,833	— 25,000 —		5,920 17,230 16,899	(1) (2)	— — —	— — —		5,625 5,100 5,200
Kathleen M. Fisher Executive Vice President, Chief Financial Officer	2003 2002 2001	235,000 233,334 190,625	88,122 126,830 74,772	(1) (2) (3)	39,424 40,370 11,195	(3) (4) (5)	— — —	— — 235,000	(1)	6,000 5,546 5,354
Vincent P. Niedzielski Executive Vice President, Research & Development	2003 2002 2001	300,000 295,833 271,167	81,780 131,114 86,094	(4) (5)	6,118 5,358 5,300	(6)	— — —	30,000 — 45,000	(2) (3)	6,000 5,814 —
Murray W. Ray Executive Vice President, Global Services and Human Resources	2003 2002 2001	165,556 179,262 155,905	29,037 47,348 55,231		75,012 68,323 64,381	(7) (8) (9)	— — —	30,000 20,000 42,000	(4) (5) (6)	— — —
Roland B. Desilets(1) Executive Vice President, General Counsel and Secretary	2003 2002 2001	180,000 146,250 45,208	58,303 52,850 —	(6) (7)	5,878 4,033 15,389	(10)	— — —	— 60,000 —	(7)	5,604 3,150 1,088
Michael W. Lodato(2) Chief Marketing Officer	2003 2002 2001	223,558 — —	127,521 — —	(8)	38,173 — —	(11)	— — —	150,000 — —	(8)	3,422 — —
Thomas M. Mackey(3) Vice President, Americas	2003 2002 2001	250,000 142,548 —	77,602 52,501 —	(9)	6,023 2,958 —	(12) (13)	— — —	12,000 100,000 —	(9) (10)	3,125 — —

(A1)	Mr. Desilets left QAD in April 2000 and was rehired in April 2001.
(A2)	Mr. Lodato was hired in March 2002.

(A3)	Mr. Mackey was hired in July 2001.
(B1)	Includes bonus of $24,372 and loan forgiveness of $63,750.
(B2)	Includes $63,750 of loan forgiveness.
(B3)	Includes $48,000 sign-on bonus.
(B4)	Includes $10,647 of loan forgiveness.
(B5)	Includes $11,294 of loan forgiveness.
(B6)	Includes bonus of $40,851 and loan forgiveness of $17,452.
(B7)	Includes bonus of $32,850 and sign-on bonus of $20,000.
(B8)	Includes bonus of $77,521 and sign-on bonus $50,000.
(B9)	Includes bonus of $33,877 and sales bonus of $43,725.
(C)	Includes only benefits unless otherwise noted:
(C1)	Includes $11,872 for company car.
(C2)	Includes $11,974 for company car.
(C3)	Includes benefits of $5,920 and taxes paid on loan forgiveness of $33,504.
(C4)	Includes $35,011 of taxes paid on loan forgiveness.
(C5)	Includes $7,000 of relocation expenses.
(C6)	Includes benefits of $5,878 and health club dues of $240.
(C7)	Includes superannuation of $18,870, vacation pay of $2,491, auto allowance of $4,117, housing allowance of $38,000 and tax equalization of $11,534.
(C8)	Includes auto allowance of $7,405, cost of living adjustment (hereinafter "COLA") of $6,408, and housing allowance of $35,800.
(C9)	Includes auto allowance of $8,330, COLA of $5,361, and housing allowance of $33,947.
(C10)	Includes benefits of $1,546 and paid leave of $13,843.
(C11)	Includes benefits of $4,878 and taxes paid on sign-on bonus of $33,295.
(C12)	Includes benefits of $5,920 and a stipend of $103.
(C13)	Includes benefits of $2,708 and health club dues of $250.
(D1)
Includes options to purchase 150,000 shares at an exercise price of $12.88, options to purchase 60,000 shares at an exercise price of $4.63, and options to purchase 25,000 shares at an exercise price of $1.78, all vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D2)	Includes options to purchase 30,000 shares at an exercise price of $2.70 vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D3)
Includes options to purchase 20,000 shares at an exercise price of $4.63 and options to purchase 25,000 shares at an exercise price of $1.78, all vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D4)	Includes options to purchase 30,000 shares at an exercise price of $2.70 vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.

(D5)	Includes options to purchase 20,000 shares at an exercise price of $2.91 vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D6)
Includes options to purchase 12,000 shares at an exercise price of $4.62 and options to purchase 30,000 shares at an exercise price of $1.780, all vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D7)	Includes options to purchase 60,000 shares at an exercise price of $2.50 vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D8)	Includes options to purchase 150,000 shares at an exercise price of $2.87 vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D9)	Includes options to purchase 12,000 shares at an exercise price of $3.25 vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(D10)	Includes options to purchase 100,000 shares at an exercise price of $3.08 vesting in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant.
(E)	"All Other Compensation" includes only employer matching 401(k) contributions.

Option Grants in Fiscal Year 2003

        The following table sets forth the option grants to the Named Executive Officers during fiscal year 2003. QAD did not grant any stock appreciation rights in fiscal year 2003.

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in FY 2003 (2)	Exercise Price ($/Share)	Expiration Date	Grant Date Fair Value ($)(3)
Karl F. Lopker	—	—	—	—	—
Pamela M. Lopker	—	—	—	—	—
Kathleen M. Fisher	—	—	—	—	—
Vincent P. Niedzielski	30,000	2.27%	$2.70	6/5/2010	$69,102
Murray W. Ray	30,000	2.27%	$2.70	6/5/2010	$69,102
Roland B. Desilets	—	—	—	—	—
Michael W. Lodato	150,000	11.35%	$2.87	2/25/2010	$367,260
Thomas M. Mackey	12,000	0.91%	$3.25	1/30/2011	$32,668

(1)
All granted options vest in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant, and expire in eight years.

(2)
Represents the combined percentage for all grants.

(3)
The fair value of each option grant is estimated using the Black-Scholes pricing model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), with the following assumptions:

Expected stock price volatility	1.05
Risk-free interest rate	3.55%
Expected life of options	6.50 years
Expected dividend yield	0.00%

  QAD's stock options currently are not transferable, and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes pricing model. The assumption for stock price volatility is based on the variance of daily closing prices of QAD common stock from its initial public offering date to January 31, 2003. The risk-free rate of return used equals the yield to maturity on a 6.5-year zero coupon U.S. Treasury bond. No discount was applied to the value of the grants for non-transferability, and risk of forfeiture was accounted for in the expected life of the options.

Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

        The following table provides summary information regarding the option exercises in fiscal year 2003 by the Named Executive Officers and the value of such officers' unexercised options at the end of fiscal year 2003.

					Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($)(1)
			Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Karl F. Lopker	—	—	—	—	—	—
Pamela M. Lopker	—	—	—	—	—	—
Kathleen M. Fisher	—	—	111,250	117,500	$10,617	$21,234
Vincent P. Niedzielski	—	—	143,950	63,400	$10,617	$44,634
Murray W. Ray	—	—	38,825	68,775	$15,609	$57,488
Roland B. Desilets	—	—	15,000	45,000	$14,700	$44,100
Michael W. Lodato	—	—	—	150,000	—	$91,500
Thomas M. Mackey	—	—	25,000	87,000	$10,000	$32,760

(1)
Represents the difference between the option exercise price and the market price of QAD common stock at the fiscal year-end. The actual gain, if any, an executive realizes will depend on the market price of QAD common stock at the time of exercise. "In-the-money" means the market price of the stock is greater than the exercise price of the option on the date specified.

Employment Agreements, Management Contracts and Change of Control Arrangements

        Each of Kathleen M. Fisher, Vincent P. Niedzielski, Roland B. Desilets, Murray W. Ray and Michael W. Lodato has an employee retention agreement that provides for acceleration of vesting in their options and the payment to them of an amount equal to either 24 or 12 months salary in the event of a termination of their employment with us following a change of control. In addition, various executive officers have severance arrangements that provide payments to them of an amount equal to 6 months salary in the event of an involuntary termination of their employment with us.

        Under the Stock Purchase Agreement referred to in the "Stockholders' Agreement" section above, QAD engaged REI II to provide management advisory services to QAD for a term of five years, provided REI II continues to own at least 1% of the REI II Shares (as defined in the "Stockholders' Agreement" section above). QAD has agreed to pay REI II an annual fee of $312,500 for such management advisory services, provided however, that if REI II owns less than half of the REI II Shares, the fee will be reduced pro rata with the amount of REI II Shares that REI II continues to own. Mr. Lipkin is the general partner of the general partnership of REI II.

Certain Transactions

        As part of Kathleen M. Fisher's employment as our Executive Vice President and Chief Financial Officer, on April 11, 2000 she received a $255,000 loan secured by real property. The loan was forgivable over four years in the amount of $63,750 per year, contingent upon Ms. Fisher's continued employment with us. We reimbursed Ms. Fisher for the taxes due on the taxable compensation she recognized from forgiveness of the loan.

        Subsequent to the first two forgiveness events, Ms. Fisher disposed of the real property securing the loan and the loan was terminated. The remainder of the loan was replaced by an Agreement to Escrow Funds dated July 29, 2002 (the "Agreement"). Pursuant to the Agreement, $127,500 was deposited in an escrow account. Ms. Fisher receives funds from the escrow account, as taxable compensation, in the amount of $63,750 per year, contingent upon her continued employment with us. She also receives the interest earned on the funds held in escrow. QAD reimburses Ms. Fisher for the taxes due on the compensation she recognizes under the Agreement. The Agreement and the escrow will terminate no later than April 14, 2004, the date Ms. Fisher is to receive the final $63,750 payment plus interest from the escrow account, provided she continues to be employed by QAD through such date.

        QAD commenced a self-tender offer on March 21, 2003 which closed on April 21, 2003 with the acquisition of 2.94 million shares of its common stock at a purchase price of $5.00 per share, or an aggregate purchase price of approximately $14.7 million, excluding fees and expenses. Dr. Peter van Cuylenburg, one of QAD's directors, tendered 22,500 shares of common stock in the self-tender offer and Mr. Michael W. Lodato, QAD's Chief Marketing Officer tendered 5,707 shares of common stock. Pursuant to the $5.00 per share purchase price, Dr. van Cuylenburg received $112,500 and Mr. Lodato received $28,535 from QAD for their shares.

Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

        These tables show how much QAD common stock each executive named in the Summary Compensation Table on page 16 and each non-employee director beneficially owned on May 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants and other rights held by that person that are currently exercisable or become exercisable within 60 days following May 1, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name.

        All shares held by the Lopkers are held jointly by Pamela M. Lopker and Karl F. Lopker, except that 690,855 shares are held in trust for their minor children and 12,000 shares are held in a charitable remainder trust. Pamela M. Lopker and Karl F. Lopker act as joint trustees of the charitable remainder trust. An additional 144,450 shares (to which Pamela M. Lopker and Karl F. Lopker disclaim beneficial ownership) are held by a charitable foundation of which Pamela M. Lopker and Karl F. Lopker are members of the Board of Directors of the foundation and officers of the foundation.

        All shares and warrants reported below for Mr. Lipkin are owned of record by Recovery Equity Investors II, L.P. Mr. Lipkin is a general partner of Recovery Equity Investors II, L.P.'s general partner.

Beneficial Owner	Shares Owned	Shares Covered by Exercisable Options, Warrants and other Rights	Percent of Class
Non-Executive 5% Beneficial Owners
Recovery Equity Investors II, L.P. 2505 Anthem Village Drive Suite E622 Henderson, NV 89052	2,777,778	225,000	9.42%
Directors and Executive Officers
Pamela M. and Karl F. Lopker	18,279,862	—	57.74%
Jeffrey A. Lipkin	2,777,778	225,000	9.42%
A.J. Moyer	28,000	130,500	0.50%
Peter R. van Cuylenburg	22,500	33,125	0.18%
Larry J. Wolfe	—	—	0.00%
A. Barry Patmore	—	—	0.00%
Vincent P. Niedzielski	64	157,325	0.49%
Kathleen M. Fisher	11,406	163,750	0.55%
Murray W. Ray	—	55,075	0.17%
Roland B. Desilets	27,607	30,000	0.18%
Valerie J. Miller	12,378	15,075	0.09%
All Directors and Executive Officers as a group (12 persons)	21,159,595	809,850	67.66%
Michael W. Lodato	—	37,500	0.12%
Thomas M. Mackey	14,101	25,000	0.12%

Equity Compensation Plan Information

        Information as of January 31, 2003 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders.	5,905,207	$4.29	3,625,106
Equity compensation plans not approved by security holders	—	—	—

Total	5,905,207	$4.29	3,625,106

STOCKHOLDER RETURN PERFORMANCE GRAPH

        The line graph below compares the yearly percentage change in the cumulative total stockholder return on QAD's common stock with the cumulative total return of the NASDAQ Composite Total Return Index and the NASDAQ Computer Index, on a quarterly basis, for the period beginning August 5, 1997 and ending January 31, 2003.

        The graph assumes that $100 was invested on the date of QAD's initial public offering and that all dividends were reinvested. Historic stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG QAD INC., THE NASDAQ COMPOSITE TOTAL RETURN INDEX
AND THE NASDAQ COMPUTER INDEX

Measurement Periods (Quarterly from IPO through Fiscal Year 2003 Covered)	QAD Inc.	NASDAQ Composite Total Return Index	NASDAQ Computer Index
8/05/1997	100.00	100.00	100.00
10/31/1997	94.17	98.28	90.64
1/31/1998	97.50	99.87	93.80
4/30/1998	92.50	115.23	110.77
7/31/1998	55.83	115.47	119.19
10/31/1998	31.25	109.24	119.08
1/31/1999	27.92	154.54	190.44
4/30/1999	25.83	156.82	180.31
7/31/1999	20.83	162.72	189.51
10/31/1999	22.92	182.94	224.03
1/31/2000	60.00	243.00	307.15
4/30/2000	39.17	238.09	312.90
7/31/2000	20.42	232.31	311.50
10/31/2000	18.33	207.81	275.82
1/31/2001	17.09	170.99	204.90
4/30/2001	20.00	130.51	147.31
7/31/2001	22.27	125.01	140.04
10/31/2001	15.93	104.23	114.06
1/31/2002	21.33	119.27	139.42
4/30/2002	27.60	104.11	110.27
7/31/2002	14.33	81.91	86.22
10/31/2002	12.60	82.01	86.36
1/31/2003	23.20	81.46	84.65

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires QAD's officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish QAD with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms received or written representations from persons subject to the reporting requirements of Section 16(a), we believe that, with respect to the fiscal year ended January 31, 2003, all reporting persons filed all applicable Section 16(a) forms. Single late Form 4 filings were made for Mr. Koh, Dr. van Cuylenburg, Mr. Moyer, Mr. Niedzielski and Mr. Ray. A single late Form 3 filing was made for Mr. Wolfe. All of these late filings involved the grant of options.

RATIFICATION OF INDEPENDENT AUDITORS
(ITEM II)

        The Audit Committee of the board has appointed KPMG LLP (KPMG) to audit our financial statements for fiscal year 2004. We are asking you to ratify that appointment. KPMG has been QAD's independent accounting firm for many years, and we believe they are well qualified for the job. Although the ratification is not required by law, the board believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the board, the failure of the stockholders to ratify the appointment of KPMG as QAD's independent auditors would be considered by the board and the Audit Committee in determining whether to continue the engagement of KPMG. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

        THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THIS PROPOSAL.

STOCKHOLDER PROPOSALS

        Any stockholder proposal for QAD's annual meeting in 2004 must be sent to the Secretary at the address of QAD's principal executive office given under "Company Contact" on page 2. Any stockholder who wishes to present a proposal for the inclusion in the proxy statement for action at the 2004 annual meeting must comply with QAD's certificate of incorporation and bylaws and the rules and regulations of the SEC then in effect. The deadline for receipt of a proposal to be considered for inclusion in QAD's proxy statement is January 9, 2004. On request, the Secretary will provide detailed instructions for submitting proposals.

ELECTRONIC ACCESS TO PROXY STATEMENT, 10-K AND ANNUAL REPORT

        This Proxy Statement and our fiscal year 2003 Annual Report and 10-K may be viewed online at www.qad.com/company/ir/financials.html. If you are a stockholder of record, you can elect to receive future Annual Reports, 10-K's and Proxy Statements electronically by marking the appropriate box on your proxy card. If you choose this option, you will receive a Proxy Form in early to mid-May listing the web site location and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your QAD stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

IMPORTANT

        TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

Exhibit A

QAD Inc.
Charter of the Audit Committee
of the Board of Directors

I.    Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

        Audit Committee members shall meet the requirements of the NASDAQ Stock Market, Inc. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

        Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.    Audit Committee Responsibilities and Duties

  Review Procedures

        1.     Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with Securities and Exchange Commission ("SEC") regulations.

        2.     Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

A-1

        3.     In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such expenses. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

        4.     Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

        5.     The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

        6.     Approve the fees and other significant compensation to be paid to the independent auditors.

        7.     On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        8.     Review the independent auditors' audit plan—discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

        9.     Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

        10.   Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance

        11.   Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

        12.   Review the appointment, performance and replacement of the senior internal audit executive.

        13.   Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

        14.   On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

        15.   Review with the Company general counsel, and approve, the selection of outside counsel with respect to matters related to SEC compliance.

  Other Audit Committee Responsibilities

        16.   Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

        17.   Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

        18.   Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

A-2

Exhibit B

QAD INC.
Charter for the Strategy Committee
of the Board of Directors

Purpose

        The Board of Directors (the "Board") of QAD Inc. (the "Company") recognizes that its non-employee members possess particular expertise with respect to certain matters of strategic importance to the Company that may arise from time to time. Moreover, the Board believes it appropriate periodically to request that certain of the non-employee members of the Board evaluate such matters and make reports and recommendations to the Board as to their findings. Accordingly, the purpose of the Strategy Committee shall be to conduct evaluations and make recommendations to the Board in such areas of strategic importance as may be determined by the Board from time to time.

Membership

        The Strategy Committee shall be comprised initially of three Board members and thereafter by such number of members as may be determined by the Board from time to time. Such members shall be elected by and serve at the pleasure of the Board. The members of the Strategy Committee shall not be employees of the Company.

Chairperson

        The Board shall designate a Chairperson of the Strategy Committee. The Chairperson or his or her designee shall be responsible for (i) scheduling and presiding over meetings, (ii) preparing meeting agendas and any related materials, (iii) keeping minutes of meetings and summaries of recommendations to the Board, and (iv) where appropriate, coordinating the activities of the Strategy Committee.

Meetings

        The Strategy Committee shall meet at least once per quarter. The Strategy Committee may meet separately with the President, Chief Financial Officer or other officer(s) of the Company where deemed appropriate and relevant with respect to one or more matters. The presence of a majority of the members of the Strategy Committee shall constitute a quorum for the conduct of business, and the vote of a majority of the members of the Strategy Committee present at a meeting at which a quorum is present shall be the act of the Strategy Committee.

        Meetings and actions of the Strategy Committee shall be governed by and conducted in accordance with the Delaware General Corporation Law and the Bylaws of the Company.

Responsibilities

        The responsibilities of the Strategy Committee shall include:

  •
  Reports: At the request of the Board, conducting examinations and evaluations and making reports and recommendations to the Board as to specific matters as may be of strategic importance to the Company identified by the Board from time to time.

  •
  Other Duties: Such other duties as the Board may delegate to or prescribe for the Strategy Committee.

        In addition, the Strategy Committee shall perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing responsibilities

B-1

and shall report to the Board regarding its activities from time to time, or whenever it shall be called upon to do so; provided, however, that the Strategy Committee shall not engage any third party advisors or consultants for the Company's account without the prior approval of the Board.

Minutes and Records

        The Strategy Committee shall maintain written minutes of its meetings and written records of its other actions. In addition, the Strategy Committee shall, to the extent deemed appropriate, record summaries of its recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board.

B-2

Exhibit C

QAD Inc.
Charter for the Compensation Committee
of the Board of Directors

Purpose

        The purpose of the Compensation Committee established pursuant to this charter will be to make such examinations as are necessary to create and to implement appropriate compensation policies for the executive officers and such other employees of the Company as the Board shall deem appropriate, including performance-based and long-term compensation.

Membership and Power to Act

        The Compensation Committee will be comprised of up to four members of the Board of Directors. Such members will be elected by and serve at the pleasure of the Board. As long as the Company's Common Stock remains publicly traded, the Committee will consist of at least two members who qualify as (i) "Non-Employee Directors" under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) as Outside Directors" under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). These terms are more fully described on Exhibit A attached hereto.

        In the event that the Committee shall have more than two members and one or more members of the Committee are absent from a meeting of the Committee, the remaining members of the Committee (provided there are at least two such members), acting unanimously, shall have the power to take any action necessary or convenient to the efficient discharge of the foregoing. No action of the Committee shall be valid unless taken pursuant to a resolution adopted and approved by at least two members of the Committee. No member of the Committee shall participate in any discussions or deliberations relating to such person's own compensation. For the purposes of obtaining an exemption under Rules 16b-3(d) and (e) promulgated under Section 16 of the Exchange Act or under Section 162(m) of the Code, any member of the Committee who does not qualify as a Non-Employee Director or Outside Director shall abstain or recuse themselves from deliberations relating to approvals involving any person subject to such provisions. Nothing in this Charter (including, but not limited to the list of Responsibilities described below) shall preclude the Committee from delegating to any person(s) (including employees) who are authorized under applicable law the authority to make awards to individuals who are not subject to Rules 16b-3(d) and (e) or Section 162(m) of the Code.

Meetings

        The Compensation Committee will meet at such times as it deems appropriate to review the compensation of the executive officers of the Company.

Responsibilities

  1.
  To establish and review at least annually the Company's general compensation policies applicable to the Company's Chief Executive Officer, President and other executive officers, including the relationship of the Company's performance to executive compensation generally, and the Chief Executive Officer's and the President's compensation in particular, and the bases for the Chief Executive Officer's and the President's compensation. The Committee's power to establish and review annually the Company's compensation policies applicable to the Company's Chief Executive Officer, President and other executive officers shall be subject to any modification or veto made by the full Board in its discretion. The Company's Chief

    Executive Officer and its President shall not participate in any deliberations concerning his or her compensation;

  2.
  To review and approve the level of compensation, including salaries, fees, benefits, executive incentive plans and perquisites, of the Chief Executive Officer, President and other executive officers of the Company;

  3.
  To review and advise the Board concerning the performance of the Chief Executive Officer and the President of the Company and of those other employees whose compensation is within the review jurisdiction of the Committee;

  4.
  To review (and, if deemed appropriate by the Committee, retain consultants regarding) and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company's executive compensation programs among comparable companies in the Company's industry;

  5.
  To administer the stock compensation plans that may be adopted by the Company from time to time, including the determination of employees and the parties who are to receive grants of stock or stock options and the terms of such grants;

  6.
  To review various matters relating to employee compensation and benefits.

  7.
  To perform such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing;

  8.
  To report to the Board of Directors regarding the foregoing from time to time, or whenever it shall be called upon to do so; and

  9.
  To review Board Member compensation, and make recommendations concerning such compensation, to the full Board of Directors.

Reports

        The Compensation Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors.

Exhibit A

        1.    Non-Employee Director.

        Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 defines a Non-Employee Director as a director who:

          (a)   Is not currently an officer (as defined in Rule 16a-1(f)) of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

          (b)   Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of this chapter;

          (c)   Does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of this chapter; and

          (d)   Is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of this chapter.

        2.    Outside Director.

        Regulation 1.162-27(e)(3) promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, defines an Outside Director as a director who:

          (a)   Is not a current employee of the publicly held corporation;

          (b)   Is not a former employee of the publicly held corporation who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

          (c)   Has not been an officer of the publicly held corporation; and

          (d)   Does not receive remuneration from the publicly held corporation, either directly or indirectly, in any capacity other than as a director. For this purpose, remuneration includes any payment in exchange for goods or services.

QAD INC. 2003
ANNUAL MEETING OF STOCKHOLDERS
ADMISSION TICKET

        You are cordially invited to attend the annual meeting of stockholders of QAD Inc. on June 4, 2003, at Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California. The meeting will begin at 10:00 a.m., Pacific Daylight Time. Admission is limited to stockholders and guests of QAD. This ticket will admit you and should be presented at the meeting to expedite registration. To avoid delays, please arrive early and present this ticket.

PROXY VOTING INSTRUCTIONS

        QAD Inc. encourages all stockholders to vote their proxies. Please complete, sign, date and return the proxy card attached below in the enclosed postage-paid envelope.

        Electronic Distribution: If you wish to receive all future Annual Reports, 10-K's and Proxy Statements via the internet as they become available, please consent by marking the appropriate box below. This consent will remain in effect until you notify QAD by mail that you wish to resume mail delivery of the Annual Report, 10-K and Proxy Statement.

QAD INC.
ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 2003
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS OF QAD INC. The undersigned hereby appoints Pamela M. Lopker and Karl F. Lopker as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment upon any other matter properly presented, all the shares of common stock of QAD Inc. held of record by the undersigned at the close of business on May 1, 2003, at the annual meeting of stockholders or any adjournment or postponement thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS OF QAD INC. AND FOR RATIFICATION OF KPMG LLP AS QAD'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

        Should any nominee decline or be unable to accept his nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a substitute nominee or nominees designated by the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

☒
PLEASE MARK YOUR
VOTES AS INDICATED IN
THIS EXAMPLE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein and FOR Item 2.

			FOR	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE(S) LISTED BELOW			FOR	AGAINST	ABSTAIN

1.	Election of director to serve until the 2006 annual meeting of stockholders	Nominee: 1. Karl F. Lopker 2. Pamela M. Lopker 3. Larry J. Wolfe	☐	☐	2.	The proposal to ratify the appointment of KPMG LLP as the QAD Inc. auditors for fiscal year 2004.	☐	☐	☐
Please indicate by a check mark whether you plan to attend the Annual meeting.			☐
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided to the right.)						If you consent to use QAD's internet web site to receive all future Annual Reports, 10-K's and Proxy Statements (Electronic Distribution), please mark this box.			☐

PRINT NAME OF STOCKHOLDER

SIGNATURE(S)	DATE

PLEASE SIGN YOUR NAME ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OR CAPACITY. IF A CORPORATION, PLEASE SIGN IN CORPORATE NAME BY AN AUTHORIZED OFFICER AND GIVE TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (ITEM I)
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG QAD INC., THE NASDAQ COMPOSITE TOTAL RETURN INDEX AND THE NASDAQ COMPUTER INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF INDEPENDENT AUDITORS (ITEM II)
STOCKHOLDER PROPOSALS
ELECTRONIC ACCESS TO PROXY STATEMENT, 10-K AND ANNUAL REPORT
IMPORTANT
Exhibit A QAD Inc. Charter of the Audit Committee of the Board of Directors
Exhibit B QAD INC. Charter for the Strategy Committee of the Board of Directors
Exhibit C QAD Inc. Charter for the Compensation Committee of the Board of Directors
Exhibit A
PROXY VOTING INSTRUCTIONS